Media Contacts: Doug Fitzgerald, Executive Vice President Communications Tel: 630-322-6830 E-mail: doug.fitzgerald@rrd.com

Investor Contact: Dan Leib, Senior Vice President - Finance Tel: 312-326-7710 E-mail: dan.leib@rrd.com

RR DONNELLEY AGREES TO ACQUIRE CARDINAL BRANDS, INC., U.S. BASED DESIGNER, DEVELOPER, AND MANUFACTURER OF BUSINESS AND CONSUMER DOCUMENT RELATED PRODUCTS

Expands Offering Of Branded Products That Are Distributed Through Leading Multi-Channel Retailers, Wholesalers, Contract Stationers And Dealers. Complements RR Donnelley's Popular TOPS® Brand Office Products.

CHICAGO - October 16, 2007 -- R.R. Donnelley & Sons Company (NYSE: RRD) announced today that it has signed a definitive agreement to acquire Cardinal Brands, Inc., a privately-owned designer, developer and manufacturer of document related business, consumer and hobby products, for a purchase price of $130 million before reduction for repayment of indebtedness, retirement of preferred stock and other items. The all cash deal, which is subject to customary closing conditions, including regulatory approval, is expected to close in the fourth quarter of 2007, and to be accretive to RR Donnelley's earnings within the first twelve months.

Headquartered in Lawrence, Kansas, Cardinal Brands has manufacturing operations in the United States and Mexico. Its well-known brands include Adams business forms, Globe-Weis document organization and storage products, Cardinal ring binders and Generations™ creative albums, embellishments and paper products.

"Cardinal Brands is an exceptional fit with RR Donnelley's office and consumer products offering," said Thomas J. Quinlan III, RR Donnelley's President and Chief Executive Officer. "Their well known brands complement our popular TOPS office products. We expect to realize immediate selling, manufacturing, distribution, administrative and other synergies as we take this expanded line of respected brands to our combined base of multi-channel retailers, wholesalers, contract stationers and dealers."

John Paloian, RR Donnelley's Chief Operating Officer added, "We are delighted to respond to our customers' requests that we support their merchandising initiatives by broadening our offering. Cardinal Brands will tuck neatly into our branded products operations and our global manufacturing capabilities are ideal to support growth opportunities afforded by this combination. "

Cardinal Brands has distribution centers in the United States, Canada, Mexico and the United Kingdom.

About RR Donnelley

RR Donnelley (NYSE: RRD) is the world's premier full-service provider of print and related services, including business process outsourcing. Founded more than 140 years ago, the company provides solutions in commercial printing, direct mail, financial printing, print fulfillment, labels, forms, logistics, call centers, transactional print-and-mail, print management, online services, digital photography, color services, and content and database management to customers in the publishing, healthcare, advertising, retail, technology, financial services and many other industries. The largest companies in the world and others rely on RR Donnelley's scale, scope and insight through a comprehensive range of online tools, variable printing services and market-specific solutions. For more information, visit the company's web site at www.rrdonnelley.com.

Use of Forward-Looking Statements

This news release may contain "forward-looking statements" as defined in the U.S. Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. All forward-looking statements speak only as of the date of this news release and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. Readers are strongly encouraged to read the full cautionary statements contained in RR Donnelley's filings with the SEC. RR Donnelley disclaims any obligation to update or revise any forward-looking statements.

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